CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors

Ministry Partners Investment Corporation

Brea, California

We hereby consent to the use in this Registration Statement on Form SB-2/A for Ministry Partners Investment Corporation of our report dated February 18, 206 relating to the financial statements of Ministry Partners Investment Corporation as of December 31, 2005 and for the year then ended, and to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Hutchinson and Bloodgood LLP

Hutchinson and Bloodgood LLP

Glendale, California

April 7, 2006